Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-151336 on Form S-4 of our reports dated February 29, 2008, relating to the consolidated financial statements and financial statement schedule of Triarc Companies, Inc. (the “Company”) and subsidiaries and the effectiveness of internal control over financial reporting (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements, FASB Staff Position No. AUG-AIR-1, Accounting for Planned Major Maintenance Activities, and FASB Interpretation No. 48, Accounting For Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109) appearing in the Annual Report on Form 10-K of Triarc Companies, Inc. for the year ended December 30, 2007, and to the reference to us under the heading “Experts” in the Joint Proxy Statement / Prospectus of Triarc Companies, Inc. and Wendy’s International, Inc. which is part of this Amendment No. 2 to the Registration Statement.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
August 1, 2008